Exhibit 21

Subsidiaries of EnPro Industries, Inc.
(as of December 31, 2022)

Consolidated Subsidiary Companies	Jurisdiction	Ownership %
EnPro Industries, Inc.	North Carolina	Public
EnPro Holdings, Inc.	North Carolina	100
Aseptic Group, LLC	North Carolina	100
Coltec Finance Company Limited	United Kingdom	100
Coltec Industries Pacific Pte Ltd	Singapore	100
Garlock India Private Limited	India	99.99999
Garlock Singapore Pte. Ltd.	Singapore	100
Garlock Taiwan Corporation	Taiwan	100
Link Seal Japan Ltd.	Japan	50
Technetics Group Japan Ltd.	Japan	100
Coltec International Services Co.	Delaware	100
STM Mex Operations, S. de R.L. de C.V.	Mexico	1
Compressor Products Holdings Limited	United Kingdom	100
EnPro Associates, LLC	North Carolina	100
EnPro Industries Int'l Trading (Shanghai) Co., Ltd.	China	100
EnPro Hong Kong Holdings Company Limited	Hong Kong	100
EnPro Corporate Management Consulting (Shanghai) Co. Ltd.	China	100
Garlock Sealing Technologies (Shanghai) Co., Ltd.	China	100
Suzhou Technetics Industry Science and Technology Co., Ltd.	China	100
Garlock (Great Britain) Limited	United Kingdom	100
Garlock Pipeline Technologies Limited	United Kingdom	100
Pipeline Seal & Insulator Co. Limited	United Kingdom	100
Garlock Hygienic Technologies, LLC	North Carolina	100
Garlock Pipeline Technologies, Inc.	Colorado	100
Garlock Sealing Technologies LLC	North Carolina	100
Garlock International Inc.	Delaware	100
Garlock of Canada Ltd.	Canada	100
Garlock de Mexico, S.A. de C.V.	Mexico	99.62
Garlock Overseas Corporation	Delaware	100
Garlock de Mexico, S.A. de C.V.	Mexico	0.38
Garlock Pty Limited	Australia	100
Garrison Litigation Management Group, Ltd.	North Carolina	100

Consolidated Subsidiary Companies	Jurisdiction	Ownership %
EnPro Luxembourg Holding Company S.a.r.l.	Luxembourg	100
Compressor Products International Canada, Inc.	Canada	100
EnPro German Holding GmbH	Germany	100
Garlock GmbH	Germany	100
Garlock India Private Limited	India	0.00001
PSI Products GmbH	Germany	100
Technetics Group Germany GmbH	Germany	100
Coltec Industries France SAS	France	100
Technetics Group France SAS	France	100
Aseptic Process Equipment	France	100
EnPro France E.U.R.L.	France	100
Lunar Investment, LLC	Delaware	90
LeanTeq Co., S.a.r.l.	Luxembourg	100
Lunar Technologies, S.a.r.l.	Luxembourg	100
LeanTeq Co., Ltd.	Taiwan	100
LeanTeq LLC	California	100
Lunar Technologies, LLC	Delaware	100
Stemco Products, Inc.	Delaware	100
STM Mex Operations, S. de R.L. de C.V.	Mexico	99
Technetics Group LLC	North Carolina	100
Technetics Group Chicago, LLC	North Carolina	100
Technetics Group Daytona, Inc.	Delaware	100
Applied Surface Technology, Inc.	California	100
Belfab, Inc.	Delaware	100
Technetics Group Singapore Pte. Ltd.	Singapore	100
Vision Investment, LLC	Delaware	93
Alluxa, Inc.	California	100
TCFII NxEdge LLC	Delaware	100
AceCo Precision Manufacturing LLC	Delaware	100
NxEdge, Inc.	Delaware	100
NxEdge Inc. of Boise	Delaware	100
NxEdge Systems, LLC	Delaware	100
Integrated NxEdge Systems, LP	Idaho	1
Integrated NxEdge Systems, LP	Idaho	99
NxEdge MH LLC	Delaware	100
NxEdge SC2, LLC	Delaware	100
NxEdge VST Acquisition, LLC	Nevada	100
NxEdge San Carlos, LLC	Delaware	100
NxEdge CSL, LLC	Nevada	100
2